EXHIBIT 4.7


              FOURTH AMENDMENT TO PREFERRED SHARES RIGHTS AGREEMENT
             AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF


     THIS FOURTH AMENDMENT (the "Amendment"), dated as of October 3, 2002, is made by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent").

                                    RECITALS

     A. The Company and the Rights Agent are parties to a Preferred Shares Rights Agreement dated as of September 13, 1996, as amended (the "Rights Agreement").

     B. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that the amendments to the Rights Agreement set forth herein are necessary and desirable, and the Company and the Rights Agent desire to evidence such amendment in writing.

     Accordingly, the parties agree as follows:

     1. AMENDMENT TO SECTION 1(A). Section 1(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

          "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person either (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an Acquiring Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", as defined pursuant to this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Elan

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     Corporation, plc, a public limited company organized under the laws of
     Ireland ("Elan"), nor Elan International Services, Ltd., a Bermuda corporation ("EIS"), nor any Affiliates of Elan or EIS shall be deemed to be an Acquiring Person by virtue of (i) their beneficial ownership on or before November 9, 2005 of an aggregate of up to twenty-five percent (25%) of the outstanding capital stock of the Company on a fully diluted basis, or (ii) their beneficial ownership after November 9, 2005 of a percentage of the then outstanding Common Shares equal to the percentage of the then outstanding Common Shares of the Company beneficially owned by Elan, EIS and their Affiliates on November 9, 2005, to the extent their beneficial ownership exceeds 10% on such date. In determining whether Elan, EIS or any of their respective Affiliates shall be deemed to be an Acquiring Person, shares of Common Stock that are beneficially owned by such Person and acquired pursuant to the Securities Purchase Agreement, entered into as of November 6, 1998, between the Company, Elan and EIS, as it may be amended or supplemented from time to time (the "Securities Purchase Agreement"), the Development, License and Supply Agreement, entered into as of November 9, 1998, between the Company and Elan, as it may be amended or supplemented from time to time (the "License Agreement") or upon conversion of the Company's Zero Coupon Convertible Senior Notes due 2008 (the "Notes"), or which are beneficially owned by such Person as a result of the ownership by such Person of the Notes, shall not be counted unless such Person shall beneficially own additional shares of Common Stock that are acquired by such Person other than pursuant to the Stock Purchase Agreement, entered into as of September 30, 1998, between the Company and EIS, as it may be amended or supplemented from time to time (the "Stock Purchase Agreement"), the Securities Purchase Agreement, the License Agreement or the Notes.

     2. AMENDMENT TO DEFINITION OF DISTRIBUTION DATE. The definition of "Distribution Date" in Section 1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

          "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth day (or such later date as may be determined by action of the Company's Board of Directors) after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of a majority of the Company's Board of Directors) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, assuming the successful consummation thereof, such Person would be the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding. Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of (i) the

                                       2

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     beneficial ownership by Elan or EIS or any of their Affiliates on or before
     November 9, 2005, of an aggregate of up to twenty-five percent (25%) of the outstanding capital stock of the Company on a fully diluted basis pursuant to the terms of the Stock Purchase Agreement, the Securities Purchase Agreement and the License Agreement, or (ii) their beneficial ownership after November 9, 2005 of a percentage of the then outstanding Common
     Shares equal to the percentage of the then outstanding Common Shares of the Company beneficially owned by Elan, EIS and their Affiliates on November 9, 2005, to the extent their beneficial ownership exceeds 10% on such date.

     3. AMENDMENT TO EXHIBIT C. Exhibit C to the Rights Agreement is hereby amended and restated to read in full as set forth on Attachment A hereto.

     4. EFFECTIVENESS. This Amendment shall be deemed effective as of October 3, 2002, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     5. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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     The undersigned officer of the Company, being an appropriate officer of the
Company and authorized to do so by resolution of the Board of Directors of the Company, hereby certifies to the Rights Agent that the foregoing amendments are made in compliance with Section 27 of the Rights Agreement.



                               LIGAND PHARMACEUTICALS
                               INCORPORATED, a Delaware corporation

                               /s/David E. Robinson
                               ------------------------------------------------
                               David E. Robinson, President and Chief Executive Officer



Acknowledged and agreed:

MELLON INVESTOR SERVICES LLC, as Rights Agent

/s/James Kirkland
------------------------------------
Name:   James Kirkland
Title:  Assistant Vice President










                     [SIGNATURE PAGE TO FOURTH AMENDMENT TO
                       PREFERRED SHARES RIGHTS AGREEMENT]



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                                  ATTACHMENT A



                                    EXHIBIT C

                       LIGAND PHARMACEUTICALS INCORPORATED

                             SHAREHOLDER RIGHTS PLAN

                                Summary of Rights


DISTRIBUTION   TRANSFER   OF   RIGHTS;  The Board of  Directors  has  declared
RIGHTS CERTIFICATE:                     a dividend of one Right for each share
                                        of Ligand Pharmaceuticals Incorporated
                                        Common Stock outstanding. Prior to the
                                        Distribution Date referred to below,
                                        the Rights will be evidenced by, and
                                        trade with, the certificates for the
                                        Common Stock. After the Distribution
                                        Date, Ligand Pharmaceuticals
                                        Incorporated (the "Company") will mail
                                        Rights certificates to the Company's
                                        stockholders and the Rights will become
                                        transferable apart from the Common
                                        Stock.

DISTRIBUTION DATE:                      Rights will separate from the Common
                                        Stock and become  exercisable on the
                                        tenth day (or such later date as may be
                                        determined  by the Company's  Board  of
                                        Directors)  after  a  person  or  group
                                        (a) acquires  beneficial  ownership  of
                                        10% or more  of the  Company's Common
                                        Stock or (b)  announces  a tender or
                                        exchange  offer,  the consummation  of
                                        which would  result in  ownership  by a
                                        person or group of 10% or more of the
                                        Company's Common Stock.

PREFERRED  STOCK  PURCHASABLE           After the  Distribution  Date,  each
UPON EXERCISE OF  RIGHTS:               Right will entitle the holder to
                                        purchase,  for $100.00 a fraction of a
                                        share of the  Company's Preferred Stock
                                        with economic terms similar to that of
                                        one share of the Company's Common Stock.

FLIP-IN: If an acquiror (an "Acquiring Person") obtains 10% or more of the Company's Common Stock, then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of the Company's Common Stock having a then current market value of twice the exercise price.

FLIP-OVER:                              If, after the Shares  Acquisition  Date
                                        (defined  below),  (a) the Company
                                        merges  into  another  entity,  (b) an

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                                        acquiring  entity merges into the
                                        Company or (c) the Company  sells more
                                        than 50% of the  Company's  assets or
                                        earning power, then each Right (other than Rights owned by an Acquiring
                                        Person or its affiliates)  will entitle
                                        the holder thereof to purchase,  for
                                        the exercise price, a number of shares
                                        of Common  Stock of the  person
                                        engaging  in the transaction  having a
                                        then  current  market  value  of  twice
                                        the exercise price.

EXCHANGE PROVISION:                     At any time after an event  triggering
                                        the  flip-in or  flip-over rights and
                                        prior to the  acquisition  by the
                                        Acquiring  Person of 50%  or  more  of
                                        the  outstanding  Common  Stock,  the
                                        Board  of Directors  of the  Company
                                        may  exchange  the Rights  (other than
                                        Rights owned by the Acquiring Person
                                        or its affiliates),  in whole or in
                                        part,  at an  exchange  ratio of one
                                        Common  Share per Right (subject to
                                        adjustment).

REDEMPTION OF THE RIGHTS:               Rights will be redeemable  at the
                                        Company's  option for $0.01 per Right
                                        at any time on or prior  to the  tenth
                                        day (or such  later date as may be
                                        determined  by the  Company's  Board of
                                        Directors) after public  announcement
                                        that a person has acquired  beneficial
                                        ownership  of 10% or  more  of the
                                        Company's  Common  Stock  (the "Shares
                                        Acquisition Date").

EXPIRATION OF THE RIGHTS:               The Rights expire on the earliest of (a)
                                        September 13, 2006, (b) exchange or
                                        redemption of the Rights as described
                                        above, or (c) consummation of a merger
                                        or consolidation resulting in expiration of the Rights as described above.

AMENDMENT OF TERMS OF RIGHTS:           The terms of the Rights and the  Rights
                                        Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights
                                        Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders
                                        (other than the Acquiring Person).

VOTING RIGHTS:                          Rights will not have any voting rights.

ANTI-DILUTION PROVISIONS:               Rights  will have the benefit of
                                        certain  customary  anti-dilution
                                        provisions.

TAXES: The Rights distribution should not be taxable for federal income tax purposes. However, following an event which renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

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The foregoing is a summary of certain principal terms of the Stockholder Rights
Plan only and is qualified in its entirety by reference to the detailed terms of the Rights Agreement dated as of September 13, 1996, as amended, between the Company and the Rights Agent. Further details of the Rights are contained in a letter that will be mailed to all the Company's stockholders.